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                                                                   EXHIBIT 23.10

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-4 of Clear Channel Communications, Inc. (the "Registrant") of our report dated September 17, 1998, relating to the financial statements of the Outdoor Advertising Division of Whiteco Industries, Inc., which report appears in AMFM Inc.'s (formerly Chancellor Media Corp.) filing on Form S-4 dated July 8, 1999.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                            /s/ BDO SEIDMAN, LLP

                                            BDO SEIDMAN, LLP

Chicago, Illinois
March 14, 2000